EX 99.906CERT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) I, Erik M. Herzfeld, President and Treasurer of Herzfeld Caribbean Basin Fund, Inc. (the "Fund") does hereby certify, to my knowledge, that:

1. The Form N-CSR of the Fund for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund as of, and for, the periods presented in the Report.

Date: February 27, 2019

/s/ Erik M. Herzfeld
Erik M. Herzfeld
President (Principal Executive Officer) Treasurer (Principal Financial Officer)

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Report with the Securities and Exchange Commission.